EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2010, in the Registration Statement (Form S-1 No. 333-         ) and related Prospectus of NuCO2 Inc. dated April 19, 2010.

/s/ Ernst & Young LLP

West Palm Beach, Florida

April 19, 2010